Exhibit 99.1

Company Contact	Investor Contact
Scott Davidson	Brett Maas
Chief Financial Officer	Managing Partner
Natural Health Trends Corp.	Hayden IR
Tel: 972-241-4080	Tel: 646-536-7331
scott.davidson@nthglobal.com	brett@haydenir.com

For Immediate Release

Natural Health Trends Reports First Quarter 2013 Financial Results

Eighth Consecutive Quarter of Profitability

DALLAS, TX, May 8, 2013 -- Natural Health Trends Corp. (OTCQB: NHTC), a leading direct selling company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced financial results for the quarter ended March 31, 2013.

First Quarter Financial Highlights

●

Total revenues were $8.7 million compared to $9.1 million in the first quarter last year and $8.1 million in the fourth quarter of 2012. The year-over-year decrease in revenues for the first quarter reflects a change in the Company's promotional plans. In 2013, a cash promotion in Greater China runs through the entire year. In 2012, the comparable cash promotion ended at June 30th.

●	Net income available to common stockholders of Natural Health Trends was $283,000, or $0.03 per diluted share, compared to net income of $503,000, or $0.04 per diluted share last year.

●	Cash and cash equivalents increased to $5.2 million as of March 31, 2013 from $4.2 million at December 31, 2012. Cash flow from operations increased 18% year on year.

“We are pleased with our members’ enthusiastic response to our marketing plans in this new year," commented Chris Sharng, President of Natural Health Trends Corp. "The events in Macau and St. Petersburg respectively staged for our Greater China and Commonwealth of Independent States markets were both very successful. Our sales are keeping pace with a very strong first half a year ago. Thus far, 2013 has been a year of exceptional activity, as we focus on leveraging our established leaders with new promotions, robust training, and additional products to drive growth."

Operational Highlights

●	Natural Health Trends continued to execute promotional and incentive activities around the world, including:
o	Held Macau event at the Banyan Tree Hotel, with more than 1,000 members in attendance.
o

Launched a new program, called "Supreme Bonus," in Hong Kong and Taiwan. This is a year-long program designed around the Company's International Recognition Program offering cash and prize incentives throughout the year.

o	Embarked on Singapore incentive trip with qualifiers from Hong Kong.

●	Launched a new product line in Hong Kong, and introduced two new products to the Russian market:
o

The NHT Global Herbal product line, which is the best of Eastern traditional Chinese herbal ingredients and western technology. The first product in this line is Natural Health Trends' Cordyceps CS-4 and Agaricus blazei Extract blend.

o	Triotien™ and HerBalance™ launched in Russia in April.
●	Expanded training programs, designed to increase product awareness, market new products, and grow sales. Activities included:
o	A multi-city training roadshow in Russia, Kazakhstan and Ukraine in February 2013.
o	A training event in St. Petersburg, Russia in April 2013 to introduce Triotien™ and HerBalance™ to the market.
●	Identified a new Korean office in the premier Gangnam district with the expectation of a grand opening in June 2013.

"The changes in timing of our 2013 marketing programs, many of which culminated after the quarter ended, caused a slight year-over-year decrease in revenue for the first quarter. To keep the promotions running through the beginning of the Tomb Sweeping Festival in early April serves our Greater Chinese markets better, but resulted in some orders coming in after the end of the first quarter," Mr. Sharng continued. "We’re currently wrapping up a Fly High training and team building event for the Hong Kong and China markets in Yunnan, China. We will also have a two-week product road show for ReStor throughout nine cities in Russia, Kazakhstan and Ukraine. We expect to open our Kazakhstan marketing office and distribution center in early June. Finally, in Hong Kong we will conduct a four-city incentive trip to London, Paris, Brussels and Amsterdam, as well as a Hong Kong Success Forum event in July to introduce a new NHT Global Herbal product promoting liver health."

Shareholder Conference Call

Management will conduct a conference call to discuss its quarterly financial results for the period ended March 31, 2013.

Details of the call are as follows:

●	Date: Wednesday, May 8, 2013

●	Time: 4:30 p.m. ET/3:30 p.m. CT

●	Dial-in number: 1-877-941-4775 (domestic) 1-480-629-9761 (international)

●	Webcast link: http://public.viavid.com/index.php?id=104596

A replay will be available from 7:30 p.m. ET on May 8 through 11:59 p.m. ET on May 15, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing replay pin number 4617581.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The company markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand. Additional information can be found on the company's website, www.naturalhealthtrendscorp.com.

Forward Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed on March 12, 2013, with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

-- Tables follow --

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	December 31, 2012	March 31, 2013
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,207	$5,173
Accounts receivable	122	179
Inventories, net	867	888
Other current assets	641	406
Total current assets	5,837	6,646
Property and equipment, net	121	123
Goodwill	1,764	1,764
Restricted cash	239	231
Other assets	258	255
Total assets	$8,219	$9,019

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,385	$1,811
Income taxes payable	10	22
Accrued distributor commissions	1,308	1,512
Other accrued expenses	1,688	1,403
Deferred revenue	836	1,136
Deferred tax liability	92	92
Other current liabilities	991	856
Total current liabilities	6,310	6,832
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,761,900 shares designated Series A convertible preferred stock, 138,400 shares issued and outstanding at December 31, 2012 and March 31, 2013, aggregate liquidation value of $333	124	124
Common stock, $0.001 par value; 50,000,000 shares authorized; 11,324,048 and 11,323,369 shares issued and outstanding at December 31, 2012 and March 31, 2013, respectively	11	11
Additional paid-in capital	80,584	80,603
Accumulated deficit	(78,708)	(78,421)
Accumulated other comprehensive loss:
Foreign currency translation adjustments	(102)	(130)
Total stockholders’ equity	1,909	2,187
Total liabilities and stockholders’ equity	$8,219	$9,019

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2012	2013

Net sales	$9,090	$8,651
Cost of sales	2,399	2,228
Gross profit	6,691	6,423
Operating expenses:
Distributor commissions	3,691	3,674
Selling, general and administrative expenses (including stock-based compensation expense of $20 and $30 during the three months ended March 31, 2012 and 2013, respectively)	2,437	2,445
Depreciation and amortization	12	12
Total operating expenses	6,140	6,131
Income from operations	551	292
Other income (expense), net	(63)	7
Income before income taxes	488	299
Income tax provision (benefit)	(19)	12
Net income	507	287
Preferred stock dividends	(4)	(4)
Net income available to common stockholders	$503	$283

Income per share:
Basic	$0.05	$0.03
Diluted	$0.04	$0.03

Weighted-average number of shares outstanding:
Basic	10,863	11,069
Diluted	11,181	11,248

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Thousands)

	Three Months Ended March 31,
	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$507	$287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12	12
Stock-based compensation	20	30
Changes in assets and liabilities:
Accounts receivable	(240)	(59)
Inventories, net	95	(28)
Other current assets	(102)	232
Other assets	3	(2)
Accounts payable	(213)	428
Income taxes payable	11	12
Accrued distributor commissions	78	215
Other accrued expenses	306	(279)
Deferred revenue	359	304
Other current liabilities	24	(134)
Net cash provided by operating activities	860	1,018

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(18)	(14)
Decrease in restricted cash	247	–
Net cash provided by (used in) investing activities	229	(14)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	–	(12)
Net cash used in financing activities	–	(12)

Effect of exchange rates on cash and cash equivalents	52	(26)
Net increase in cash and cash equivalents	1,141	966
CASH AND CASH EQUIVALENTS, beginning of period	1,617	4,207
CASH AND CASH EQUIVALENTS, end of period	$2,758	$5,173

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